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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


                We have issued our report dated March 17, 2005, accompanying the consolidated financial statements and schedule included in the Annual Report of Health Fitness Corporation on Form 10-K for the year ended December 31, 2004 which is incorporated by reference in this Registration Statement and Prospectus. We consent to the incorporation by reference of our report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."


/s/Grant Thornton LLP


Minneapolis, Minnesota
January 13, 2006